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                                                                    EXHIBIT 23.2


               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS



     We hereby consent to the filing of our report, Tatham Offshore, Inc., Estimated Net Reserves and Income Data Attributable to Certain Leasehold and Royalty Interests, dated as of June 30, 1997, and all references to our report and our firm in the Registration Statement, and any and all amendments thereto (pre and post-effective) filed after the date hereof.



                                                          RYDER SCOTT COMPANY
                                                          PETROLEUM ENGINEERS



     Houston, Texas
     March 30, 1998